[EXECUTION COPY]
Exhibit 10.8

        STOCK OPTION AGREEMENT, dated as of January 12, 1994 (this "Agreement"), between INTERNATIONAL GAME TECHNOLOGY, a Nevada corporation ("IGT"), and the persons listed on Schedule A hereto (each, individually, a "Stockholder" and, collectively, the "Stockholders").

        WHEREAS, IGT proposes to enter into a Share Purchase Agreement, dated as of the date hereof (the "Share Purchase Agreement"), with the Stockholders and RADICA HOLDINGS LIMITED, a company incorporated under the laws of Bermuda ("Radica"), which provides, among other things, that IGT will purchase approximately 11.2% of the issued share capital of Radica; and

        WHEREAS, as of the date hereof, each Stockholder owns (both beneficially and of record) the number of shares of Class A common stock, par value US$ 0.10 per share ("Company Common Stock"), of Radica Enterprises Limited, a Nevada corporation, doing business as "Radica USA Ltd." (the "Company"), set forth opposite such Stockholder's name on Schedule A hereto; and

        WHEREAS, as a condition to the willingness of IGT to enter into the Share Purchase Agreement, IGT has required that the Stockholders agree, and in order to induce IGT to enter into the Share Purchase Agreement the Stockholders have agreed, severally and not jointly, to grant IGT options, in accordance with the terms of this Agreement, to purchase the shares of Company Common Stock set forth opposite such Stockholder's name on Schedule A hereto (collectively, the "Shares").

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                 ARTICLE I

                             THE STOCK OPTION

        SECTION 1.01. Grant of Stock Option. Each Stockholder hereby grants to IGT an irrevocable option (a "Stock Option" and, collectively, the "Stock Options") to purchase all, but (subject to Section 1.02(d)) not less than all, of the Shares set forth opposite such Stockholder's name on Schedule A hereto at an aggregate purchase price also set forth on Schedule A, consisting of $2,240,000 cash and shares of common stock, par value per share ("Purchaser Common Stock"), of the Purchaser (the "Purchase Price").
of shares of Purchaser Common Stock to be delivered to each Stockholder hereunder shall be equal to the quotient derived by dividing the number specified on Schedule A opposite such Stockholder's name under "Value of Purchaser Common Stock" by the average of the per share closing prices on the New York Stock Exchange, Inc. of shares of Purchaser Common Stock (as reported in the New York Stock Exchange Corporate Transactions) during the five consecutive trading days immediately preceding the Closing (as defined below).

        SECTION 1.02. Exercise of the Stock Options. (a) Subject to the conditions set forth in Section 1.03, the Stock Options may be exercised by IGT, in whole at any time or from time to time after the later of the Closing Date (as defined in the Share Purchase Agreement) and July 1, 1994 and prior to the date (the "Termination Date") that is the earlie of (i) the acquisition of all of the issued and outstanding shares of Common assets, of the Company by Radica or its wholly owned subsidiary, (Stock Purchase Agreement in accordance with its terms, (iii) December 31, 1994 and (iv) the termination of this Agreement by the mutual written agreement of the parties hereto.

        (b) In the event IGT wishes to exercise the Stock Options, IGT shall send a written notice (an "Exercise Notice") to each Stockholder specifying a date, which shall be a Business Day at least five Business Days after the date of such notice and the same day for each Stock Option, and a place, which shall be in the City of New York and the same place for each Stock Option, for the closing of such purchase (a "Closing").

        (c) Upon receipt of an Exercise Notice, the Stockholder receiving such Exercise Notice shall be obligated to sell to IGT, and IGT shall be obligated to purchase from such Stockholder, the number of Shares specified therein, in accordance with the terms of this Agreement, on the later of the date specified in such Exercise Notice and the first Business Day on which the conditions specified in Section 1.03 shall be satisfied.

        (d) Each Stock Option shall be exercised by IGT in simultaneous transactions to purchase all, but not less than all, of the Shares set forth opposite each Stockholder's name on Schedule A hereto; provided, however, that if on the date Exercise Notices are delivered to the Stockholders, IGT is prohibited by the Hart-Scott-Rodino Antitrust Improve as amended, and the rules and regulations thereunder (the "HSR Act") from purchasing all the Shares (as long as IGT shall have made all filings, submissions and notifications required under the HSR Act), IGT shall (i) exercise the Stock Options to purchase the maximum number of Shares which it is then permitted to purchase by the HSR Act and (ii) purchase such maximum number of Shares pro rata from each Stockholder, based upon the number of set forth opposite such Stockholder's name on Schedule A hereto; provided, such event IGT shall, not later than one Business Day after such date as it prohibited by the HSR Act from purchasing all the Shares, deliver Exercise Not Stockholders with respect to the remaining Shares, which Exercise Notices shall specify a date not later than five Business Days after such delivery for the Closing of such purchases.

        (e) For the purposes of this Agreement, the term "Business Day" shall mean a day on which banks are not required or authorized to be closed in the City of New York or Hong Kong.

        SECTION 1.03.  Conditions to Delivery of the Shares.
The obligation of each Stockholder to deliver the Shares owned by such Stockholder upon any exercise of a Stock Option is subject to the following conditions:

        (a) All waiting periods under the HSR Act applicable to such exercise of such Stock Option and the delivery of the Shares subject to such Stock Option in respect of such exercise shall have expired or been terminated; and

        (b) There shall be no preliminary or permanent injunction or other order by any court of competent jurisdiction restricting, preventing or prohibiting such exercise of such Stock Option or the delivery of the Shares subject to such Stock Option in respect of such exercise.

        SECTION 1.04. Closings. At each Closing, each Stockholder will deliver to IGT a certificate or certificates evidencing the number of Shares specified in the Exercise Notice delivered to such Stockholder in respect of such Closing, and IGT will purchase such Shares from such Stockholder at the Purchase Price. Each such certificate shall be duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer and reasonably satisfactory to IGT, and shall be accompanied by evidence satisfactory to IGT of the payment of all applicable transfer taxes. All to the Stockholders pursuant to this Section 1.04 shall be made by delivery to of an amount equal to the aggregate Purchase Price of the Shares to be so Stockholder by wire transfer in immediately available funds, to an account or designated at least two Business Days prior to the applicable Closing, by written notice to IGT or, in the absence of such notice, by a certified or bank check or checks
(same day funds) payable to or on the order of such Stockholder in such amount.

        SECTION 1.05. Adjustments upon Changes in Capitalization. In the event of any change in the number of issued and outstanding shares of Company Common Stock by reason of any stock dividend, subdivision, merger, recapitalization, combination, conversion or exchange of shares, or any other change in the corporate or capital structure of the Company (including, without limitation, the declaration or payment of an extraordinary dividend of cash or securities) which would have the effect of diluting or otherwise affecting
IGT's rights and privileges under this Agreement, the number and kind of the Shares and the consideration payable in respect of the Shares shall be appropriately adjusted to restore to IGT its rights and privileges under this Agreement. Without limiting the scope of the foregoing, in any such event, at the option of IGT, each Stock Option shall represent to purchase, in addition to the number and kind of Shares which IGT would be purchase pursuant to the immediately preceding sentence, whatever securities, cash or other property the Shares subject to such Stock Option shall have been converted into or otherwise exchanged for, together with any securities, cash or other property which shall have been distributed with respect to such Shares.

                                ARTICLE II

            REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

        Each Stockholder hereby represents and warrants, severally and not jointly, to IGT as follows:

        SECTION 2.01. Title to the Shares. As of the date hereof, such Stockholder is the record and beneficial owner of the number of Shares set forth opposite such Stockholder's name on Schedule A hereto. Such
Stockholder owns all such Shares free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, limitations on such Stockholder's voting rights, charges and other encumbr whatsoever, and, except as provided in this Agreement, such Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to such Shares. Upon the exercise of the Stock Options and the delivery to IGT by such Stockholder of a certificate or certificates evidencing such Shares owned by such Stockholder pursuant to Section 1.04, IGT will receive good, valid and marketable title to such of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on IGT's voting rights, charges and other encumbrances of any nature whatsoever.

        SECTION 2.02. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

                                ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF IGT

        IGT hereby represents and warrants to each Stockholder as follows:

        SECTION 3 01. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of IGT.

                                ARTICLE IV

                       COVENANTS OF THE STOCKHOLDERS

        SECTION 4.01. No Disposition or Encumbrance of Shares. Each Stockholder and IGT, upon its acquisition of Shares hereunder, hereby covenants and agrees, severally and not jointly, that, except as contemplated by this Agreement, such Stockholder and IGT, as the case may be, shall not, and shall not offer or agree to, sell, transfer, tender, hypothecate or otherwise dispose of, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on rights, charge or other encumbrance of any nature whatsoever with respect to the shares of Company Common Stock now owned or that may hereafter be acquired by such Stockholder; provided however, that such Stockholder may sell all of such shares to Radica or its wholly owned subsidiary.

        SECTION 4.02. No Solicitation of Transactions. Such Stockholder and IGT, upon its acquisition of Shares hereunder, shall not, directly or indirectly, through any agent or representative or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), trust, association or entity or government, political subdivision, agency or instrumentality of a government (collectively, other than IGT and any affiliate of IGT, a "Person") relating to (i) any acquisition or purchase of all or any of the shares of Company Common Stock or (ii) any acquisition or purchase of all or (other than in the ordinary course of business) any portion of the assets of, or any equity interest in, the Company or any subsidiary of the Company or any business combination with the Company or any subsidiary of the Company or participate in any negotiations regarding, or furnish to any Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in or facilitate or encourage, any effort or attempt by any Person to do or seek any of the foregoing; provided however, that such Stockholder may sell all of such shares to Radica or its wholly owned subsidiary. Such Stockholder immediately shall cease and cause to be terminated all existing discussions or negotiations of such Stockholder and his agents or other representatives with any Person conducted heretofore with respect to any of the foregoing. Such Stockholder shall notify IGT promptly if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such notice to IGT, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact.

                                 ARTICLE V

                                 COVENANTS

        SECTION 5.01. Investment Intent. (a) IGT hereby covenants and agrees that it shall acquire the Shares for investment purposes only and not with a view to any resale or distribution thereof, and shall not sell any Shares purchased pursuant to this Agreement except in compliance with the Securities Act of 1933, as amended.

        (b) Each Stockholder hereby covenants and agrees that it shall acquire the shares of Purchaser Common Stock hereunder for investment purposes only and not with a view to any resale or distribution thereof, and shall not sell any such shares except in compliance with the Securities Act of 1933, as amended.

                                ARTICLE VI

                               MISCELLANEOUS

        SECTION 6.01. Obligations of Stockholders Several and Not Joint. No Stockholder shall have any liability or obligation in respect of any breach of any representation or warranty, covenant or agreement in this Agreement of any other Stockholder that results from any circumstances related to or any actions or omissions of such other Stockholder, and IGT agrees that its sole recourse in the event of such a breach shall be against such other Stockholder, provided that IGT may refuse to purchase any of the Shares contemplated to be sold by this Agreement if any Stockholder breaches his obligation to sell to IGT the number of Shares set forth opposite his name on Schedule A hereto. The obligations of the Stockholders under this Agreement are several and not joint and any liability for damages for breach of this Agreement by the Stockholders or any Stockholder shall be several and not joint.

        SECTION 6.02. Expenses. Except as otherwise provided herein or in the Share Purchase Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

        SECTION 6.03. Further Assurances. Each Stockholder and IGT will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

        SECTION 6.04. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, to the extent permitted by applicable law, in addition to any other remedy at law or in equity.

        SECTION 6.05. Entire Agreement. This Agreement constitutes the entire agreement between IGT and the Stockholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between IGT and each Stockholder with respect to the subject matter hereof.

        SECTION 6.06. Assignment. This Agreement shall not be assigned by operation of law or otherwise (other than by will or the laws of descent and distribution) and any purported assignment made without consent shall be null and void, except that IGT may assign all or any of its rights and obligations hereunder to any affiliate of IGT, provided that no such assignment shall relieve IGT of its obligations hereunder if such assignee does not perform such obligations.

        SECTION 6.07. Parties in Interest. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        SECTION 6.08. Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. Any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

        SECTION 6.09. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

        SECTION 6.10. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.10):

        if to IGT:

             International Game Technology
             Mailing Address:
               P.O. Box 10580
               Reno, Nevada 89510-0580

             Street Address:
               520 South Rock Boulevard
               Reno, Nevada 89502-4169
             Facsimile:  (702) 688-0120
             Attention:  Corporate General Counsel

        with a copy to:

             Shearman & Sterling
             599 Lexington Avenue
             New York, New York  10022
             Facsimile No:  (212) 848-7179/80/81/82
             Attention:  Fred H. Cohen

        if to a Stockholder, to the address set forth beneath such Stockholder's name on Schedule A hereto,

        with a copy to:

             Sullivan & Cromwell
             444 South Flower Street
             Los Angeles, CA  90071
             Facsimile No:  (213) 683-0457
             Attention:  Frank H. Golay, Jr.

        SECTION 6.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        SECTION 6.12. Consent to Jurisdiction. Each party hereby (a) submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City and any Nevada State or Federal court sitting in Reno, Nevada with respect to any actions and proceedings arising out of or relating to this Agreement, (b) agrees that all claims with respect to such actions or proceedings may be heard and determined in any such State or Federal court, (c) waives the defense of an inconvenient forum, (d) consents to the service of process upon it by mailing or delivering such service to Radica Enterprises Limited, 5301 Longley Lane, No. 4, Reno, Nevada 89511-1806 (in the case of the Stockholders) or to International Game Technology (in the case of IGT) (each, such party's "Agent") and authorizes and directs its Agent to accept such service and (v) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        SECTION 6.13. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        SECTION 6.14. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, IGT has caused this Agreement to be executed by its officer thereunto duly authorized and each Stockholder has duly executed this Agreement, each as of the date first written above.




         INTERNATIONAL GAME TECHNOLOGY


         By

           Name:

           Title:



         JAMES JOHN SUTTER






         ROBERT EUGENE DAVIDS





                          JOHN N. HANSEN

         SCHEDULE A

Name and Address of  Number of Shares     Number of                 Value of
Stockholder          of Company Common    Shares                    Purchase
                     Stock Beneficially   Subject     Cash          Common
                     Owned                To Option   Portion       Stock
James John           500                  56          $214,600      $532,067
Sutter
72, 18th Street
Hong Lok Yuen
Tai Po, Hong Kong

Robert Eugene        500                  56           214,600       532,067
Davids
2 Watersmeet
Tai Tan Village
Sai Kung, Hong Kong

John N.              500                  56           310,800       435,866
Hansen
249 Shearwater
Isle
Foster City, CA
92404

TOTAL                                                 $740,000    $1,500,000





$740,000

$1,500,000










